Exhibit 20.7
Page 1 of 3

Navistar Financial 1996-A Owner Trust
For the Month of May 1996
Distribution Date of June 17, 1996

Original Pool Amount                  $459,943,869.53

Beginning Pool Balance                $459,943,869.53
Beginning Pool Factor                       1.0000000

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $10,674,499.60
  Interest Collected                    $3,777,525.06

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries               $0.00
Total Additional Deposits                       $0.00

Repos/Chargeoffs                          $383,082.86
Aggregate Number of Notes Charged Off               0

Total Available Funds                  $14,452,024.66

Ending Pool Balance                   $448,886,287.07
Ending Pool Factor                          0.9759588

Servicing Fee                             $383,286.56

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $23,047,898.43
  Target Percentage                              5.00%
  Target Balance                       $22,444,314.35
  Minimum Balance                       $9,658,821.26
  (Release)/Deposit                      $(603,584.08)
  Ending Balance                       $22,444,314.35

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           1,909,378.77    1,331
    31-60 days                             213,644.92      183
    60+ days                                17,868.91       20

    Total                                2,140,892.60    1,331

  Balances:
    60+ days                               633,341.17       20

Memo Item - Reserve Account
  Opening Balance                      $22,997,193.48
  + Invest. Income                          50,704.95
  - Transfer to Collections Account              0.00
Beginning Balance                      $23,047,898.43

Exhibit 20.7
Page 2 of 3

Navistar Financial 1996-A Owner Trust
For the Month of May 1996

                                                                NOTES
                                        TOTAL          CLASS A-1      CLASS A-2        CERTIFICATES
Original
 Distributions:                   $459,943,869.53   $92,000,000.00  $347,245,000.00   $20,698,869.53
 Distribution Percentages                                  100.00%            0.00%            0.00%
 Coupon                                                     5.250%           6.350%           6.500%

Beginning Pool Balance            $459,943,869.53
Ending Pool Balance               $448,886,287.07

Collected Principal                $10,674,499.60
Collected Interest                  $3,777,525.06
Charge-Offs                           $383,082.86
Liquidation Proceeds/Recoveries             $0.00
Servicing                             $383,286.56
Cash Transfer from Reserve Account          $0.00
  Total Collections Available
    for Debt Service               $14,068,738.10

Beginning Balance                 $459,943,869.53   $92,000,000.00  $347,245,000.00   $20,698,869.53

Interest Due                        $1,332,870.08      $228,083.33    $1,041,252.72       $63,534.03
Interest Paid                       $1,332,870.08      $228,083.33    $1,041,252.72       $63,534.03
Principal Due                      $11,057,582.46   $11,057,582.46            $0.00            $0.00
Principal Paid                     $11,057,582.46   $11,057,582.46            $0.00            $0.00

Ending Balance                    $448,886,287.07   $80,942,417.54  $347,245,000.00   $20,698,869.53
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                0.8798088863     1.0000000000     1.0000000000

Total Distributions                $12,390,452.54   $11,285,665.79    $1,041,252.72       $63,534.03

Interest Shortfall                          $0.00            $0.00            $0.00            $0.00
Principal Shortfall                         $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)    $0.00            $0.00            $0.00            $0.00

Excess Servicing                    $1,678,285.56

Beginning Reserve Account Balance  $23,047,898.43     see also Memo Item on Page 1 regarding Reserve Acct
(Release)/Draw                       $(603,584.08)
Ending Reserve Account Balance     $22,444,314.35

1 The Noteholder's Percentage will be 100% for each Distribution Date occuring before the Distribution date on which the Class A-1 Notes have been paid in full, and generally 95.5% thereafter untill all the Notes have been paid in full. No principal distribution to Class A-2 until Class A-1 has been paid in full.Exhibit 20.1

Exhibit 20.7
Page 3 of 3

Navistar Financial 1996-A Owner Trust
For the Month of May 1996

Trigger Events:   A) Loss Trigger - Reserve Account Balance
                     Loss Trigger - Certificate Lockout Event
                  B) Delinquency Trigger

                                 5              4           3           2          1           0
                              May 1996       Apr 1996    Mar 1996    Feb 1996   Jan 1996                          Dec 1995
Beg. Pool Balance        $459,943,869.53      $0.00       $0.00       $0.00      $0.00       $0.00


A) Loss Trigger:
Principal of Contracts
  Charged off                $383,082.86     $0.00       $0.00       $0.00       $0.00       $0.00
Recoveries                         $0.00     $0.00       $0.00       $0.00       $0.00       $0.00

Loss Trigger - Reserve Account Balance               Loss Trigger - Certificate Lockout Event
Total Charged off                                    Total Charged off
  (Months 5,4,3)             $383,082.86                (Months 0-5)              $383,082.86
Total Recoveries                                     Total Recoveries
  (Months 3,2,1)                    0.00                (Months 0-5)                     0.00
Net Loss/(Recoveries)                                Net Loss/(Recoveries)
  for 3 Mos.                $ 383,082.86(a)             for 6 Mos.                $383,082.86(c)

Total Balance                                        Total Balance
  (Months 5,4,3)         $459,943,869.53(b)             (Months 0-5)          $459,943,869.53(d)

Loss Ratio [(a/b)(12)]           0.9995%             Loss Ratio [(c/d)(12)]           0.9995%

Trigger:                                             Trigger:
  Is Ratio> 1.5%                      No               Is Ratio>                           No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                 $633,341.17
  As % of Beginning
    Pool Balance                0.13770%
  Three Month Average           0.13770%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer